Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Third Quarter 2017 Results

Wuxi, Jiangsu Province, China – November 14, 2017 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced its financial results for three months ended September 30, 2017.

“Cleantech Solutions had another active quarter, as we move forward with the development of our sharing economy platforms and related rental businesses,” said Mr. Parkson Yip, COO of Cleantech Solutions. “Our portable mobile phone charger rental business is off to a solid start. We began generating revenue during the quarter and now have more than 20,000 chargers available for rent in major convenience store outlets in Hong Kong and Macau. We are preparing to expand this business into other retail outlets along with new regions, such as India and Singapore.

“We are also excited about opportunities in the peer-to-peer courier market afforded by our recent acquisition of a 51% interest in Inspirit Studio. Inter-city, last mile logistics is one of the latest sectors to be transformed by the sharing economy. We see strong potential for the Anyway app, which offers individuals and businesses a reliable network of on-demand couriers who will deliver packages within two hours throughout Hong Kong. We currently have over 2,000 couriers on the platform and aim to increase that to 12,000 over the next twelve months. We believe a true peer-to-peer, rental-based sharing economy will continue to disrupt traditional business and consumer markets over the next few years and are currently exploring additional merger and acquisition opportunities to position Cleantech Solutions for success in the future.”

Cleantech Solutions’ CEO, Mr. Jianhu Wu added “While our legacy dyeing and finishing business in China is facing headwinds, I am pleased with our progress in executing our growth strategies. Collaborative consumption holds enormous promise, and I am optimistic that our new business units will quickly gain traction in the market.”

Third Quarter 2017 Results

Revenue for the third quarter of 2017 declined by 33.4% to $2,629,000 compared to $3,946,000 for the same period in 2016. Currently, the Company’s primary source of revenue is from the dyeing and finishing business since the forged rolled rings and related products and petroleum and chemical equipment businesses are discontinued and its new business units are in an early stage of development.

Gross loss for the third quarter of 2017 was $446,000, compared to gross profit of $494,000 for the same period in 2016. Gross margin was negative 17.0% during the third quarter of 2017 compared to 12.5% for the same period in 2016. The decline in gross margin was primarily attributable to reduced scale of operations related to reduced revenues and higher raw material costs.

Operating expenses increased to $3,664,000 compared to $547,000 for the same period in 2016. The increase was primarily due to a $2.4 million bad debt expense, and an increase in professional fees, including stock-based consulting fees, and payroll and related benefits.

Loss from operations was $4,110,000, compared to a loss from operations of 53,000 for the same period in 2016.

Loss from continuing operations was $4,179,000, or $(2.10) per basic and diluted share, compared to a loss from continuing operations of $86,000, or $(0.07) per basic and diluted share for the same period in 2016.

Loss from discontinued operations (Refer to “Discontinued Operations” discussion below) was $71,000, or $(0.04) per basic and diluted share, for the third quarter of 2017. This compares to a loss from discontinued operations of $273,000, or $(0.21) per basic and diluted share, for the third quarter of 2016.

Net loss for the third quarter of 2017 was $4,250,000, or $(2.14) per basic and diluted share, compared to net loss of $360,000, or $(0.28) per basic and diluted share, for the same period in 2016.

Basic and diluted earnings per share were based on 1,988,794 and 1,297,111 weighted average shares outstanding, respectively, for the three months ended September 30, 2017, and 2016. All share and per share information has been adjusted to reflect a 1-for-4 reverse stock split effective March 20, 2017.

Financial Condition

As of September 30, 2017, Cleantech Solutions held cash and cash equivalents of $4,775,000 compared to $1,481,000 at December 31, 2016. Accounts receivable were $13,023,000 compared to $13,922,000 at December 31, 2016. Inventories were $4,033,000 compared to $2,394,000 at December 31, 2016. The Company had $2,029,000 and $376,000 in short-term bank loans and bank acceptance notes payable, respectively, at September 30, 2017, down from $2,160,000 and $547,000, respectively, at December 31, 2016. Working capital was $23,206,000 at September 30, 2017 compared to $21,539,000 at December 31, 2016. Stockholders’ equity was $65,656,000 at September 30, 2017 compared to $65,312,000 at December 31, 2016.

In the first nine months of 2017, the Company used $17,000 in operating cash flow, primarily due to the loss for the period and increases in inventory and advances to suppliers, which were offset by an increase in accounts payable and a decrease in prepaid and other current assets as a result of an increase in stock based compensation. The Company generated $2,029,000 in cash flow from investing activities, primarily related to a payment from the sale of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”) in the second quarter of 2017. The Company generated $1,138,000 in cash flow from financing activities, primarily due to $860,000 in net proceeds from a private placement transaction in June 2017, which was partially offset by a reduction in short term debt.

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Recent Events

On October 9, 2017, the Company entered into an agreement with an investor who purchased a note for $670,000, bearing two percent (2%) interest per annum. The note automatically converts into shares of common stock of the Company at a conversion price equal to $3.35 per share on January 8, 2018. The Company shall have the option, in its sole and absolute discretion, to repay the outstanding amount in full on or before the Conversion Date.

On October 27, 2017, the Company’s wholly-owned subsidiary, EC Technology & Innovations Limited, acquired a 51% interest in Inspirit Studio, which develops and runs a sharing economy mobile platform called Anyway that allows people to provide courier delivery services during their commuting times. Total consideration was HK$3.0 million, which shall be satisfied by the allotment and issuance of 85,473 shares of the Company.

On October 12, 2017, the Company’s wholly-owned subsidiary, Sharing Economy Investment Limited, entered into exclusive discussions regarding the potential acquisition of a 51% interest in 3D Discovery Co. Limited (“3D Discovery”), a digital marketing services provider which provides various solution such as 3D scanning and modeling, website and mobile app development, video production, graphic design, etc. to its clients. Apart from existing business, 3D Discovery is going to develop a mobile app which allows users to create an interactive virtual tour of a physical space by using a mobile phone camera.

Discontinued Operations

On December 30, 2016, the Company sold 100% of the stock of Fulland Wind to an unrelated party and discontinued the Company’s forged rolled rings and related components business. Additionally, the Company’s management decided to discontinue its petroleum and chemical equipment segment due to significant declines in revenues and the loss of its major customer. As such, the assets and liabilities of these two segments were classified on the unaudited condensed consolidated balance sheets as assets and liabilities of discontinued operations and the operating results were classified as discontinued operations in the unaudited condensed consolidated statements of operations for all periods presented.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry.  The Company’s latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models.

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Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein referred to in this press release as anticipated, believed, estimated or expected. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2016 and in our Form 10-Q for the quarter ended September 30, 2017. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Parkson Yip, Chief Operating Officer

E-mail: parkson.yip@cleantechsolutionsinternational.com

+852-31060372

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN (LOSS)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

REVENUES	$2,629,217	$3,946,480	$10,998,438	$12,390,980

COST OF REVENUES	3,075,290	3,452,614	10,415,813	10,484,928

GROSS PROFIT (LOSS)	(446,073)	493,866	582,625	1,906,052

OPERATING EXPENSES:
Depreciation	276,940	112,472	814,654	388,326
Selling, general and administrative	3,279,792	322,426	4,147,652	1,189,460
Research and development	107,568	111,840	324,698	196,478

Total operating expenses	3,664,300	546,738	5,287,004	1,774,264

(LOSS) INCOME FROM OPERATIONS	(4,110,373)	(52,872)	(4,704,379)	131,788

OTHER INCOME (EXPENSE):
Interest income	3,205	5,460	10,925	20,272
Interest expense	(33,125)	(31,676)	(107,991)	(96,630)
Loss on equity method investment	(39,060)	-	(81,871)	-
Foreign currency transaction gain	-	(1)	-	168
Other income	478	(2)	47,618	391

Total other expense, net	(68,502)	(26,219)	(131,319)	(75,799)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,178,875)	(79,091)	(4,835,698)	55,989

Income taxes provision	113	7,103	11,196	176,518

(LOSS) INCOME FROM CONTINUING OPERATIONS	(4,178,988)	(86,194)	(4,846,894)	(120,529)

LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(71,339)	(273,342)	(71,339)	(1,763,282)

NET LOSS	$(4,250,327)	$(359,536)	$(4,918,233)	$(1,883,811)

COMPREHENSIVE LOSS:
Net loss	$(4,250,327)	$(359,536)	$(4,918,233)	$(1,883,811)

Other comprehensive gain (loss):
Unrealized foreign currency translation gain (loss)	1,224,249	(315,181)	2,807,841	(2,157,652)

Comprehensive loss	$(3,026,078)	$(674,717)	$(2,110,392)	$(4,041,463)

NET LOSS PER COMMON SHARE:
Continuing operations - Basic and diluted	$(2.10)	$(0.07)	$(2.96)	$(0.10)
Discontinued operations - basic and diluted	(0.04)	(0.21)	(0.04)	(1.54)

Net loss per common share - basic and diluted	$(2.14)	$(0.28)	$(3.00)	$(1.64)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	1,988,794	1,297,111	1,635,223	1,148,390

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,774,697	$1,481,498
Restricted cash	229,499	551,047
Notes receivable	254,059	133,913
Accounts receivable, net of allowance for doubtful accounts	13,023,448	13,922,371
Inventories, net of reserve for obsolete inventories	4,033,372	2,394,179
Advances to suppliers	2,560,713	1,116,525
Deferred tax assets	403,389	386,381
Receivable from sale of subsidiary	2,886,350	4,838,152
Prepaid expenses and other	1,475,104	9,074
Assets of discontinued operations	380,779	1,758,986

Total current assets	30,021,410	26,592,126

OTHER ASSETS:
Equity method investment	8,906,014	8,610,759
Property and equipment, net	28,274,949	29,878,675
Intangible assets, net	5,269,221	5,283,695

Total other assets	42,450,184	43,773,129

Total assets	$72,471,594	$70,365,255

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,029,465	$2,159,889
Bank acceptance notes payable	375,827	547,172
Accounts payable	2,414,145	864,870
Accrued expenses	207,303	368,395
Advances from customers	1,011,384	427,446
Due to related party	351,430	-
VAT and service taxes payable	7,298	47,319
Income taxes payable	62,104	79,467
Liabilities of discontinued operations	356,384	558,661

Total current liabilities	6,815,340	5,053,219

Total liabilities	6,815,340	5,053,219

Commitments and contingencies (see Note 15)

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized;
No shares issued and outstanding at September 30, 2017 and December 31, 2016)	-	-
Common stock ($0.001 par value; 12,500,000 shares authorized; 2,111,871 and 1,415,441 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively)	2,112	1,415
Additional paid-in capital	38,003,455	35,549,542
Retained earnings	21,613,265	26,531,498
Statutory reserve	2,352,592	2,352,592
Accumulated other comprehensive income - foreign currency translation adjustment	3,684,830	876,989

Total stockholders' equity	65,656,254	65,312,036

Total liabilities and stockholders' equity	$72,471,594	$70,365,255

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,918,233)	$(1,883,811)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	2,937,696	2,895,246
Depreciation - discontinued operations	-	1,563,725
Amortization of intangible assets	241,464	107,918
Loss on equity method investment	81,871	-
Stock-based compensation and fees	482,243	582,740
Bad debt expense	1,892,821	-
Changes in operating assets and liabilities:
Notes receivable	(111,669)	13,679
Restricted cash	-	(4,038)
Accounts receivable	(415,467)	(1,032,188)
Inventories	(1,499,147)	(1,167,953)
Prepaid and other current assets	929,997	(675,868)
Advances to suppliers	(1,363,517)	(68,597)
Assets of discontinued operations	116,061	1,575,256
Accounts payable	1,506,286	201,300
Accrued expenses	(166,965)	(317,968)
VAT and service taxes payable	(41,153)	(73,542)
Income taxes payable	(20,390)	(319,637)
Advances from customers	552,352	158,070
Liabilities of discontinued operations	(221,741)	(6,163,598)

Net cash used in operating activities	(17,491)	(4,609,266)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of patent	-	(2,431,892)
Purchase of property and equipment	(86,402)	(14,290)
Proceed received from sale of subsidiary in cash	2,115,842	-

Net cash provided by (used in) investing activities	2,029,440	(2,446,182)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	1,248,932	2,963,868
Repayments of bank loans	(1,469,332)	(3,039,865)
Decrease in restricted cash	337,947	443,857
Increase in restricted cash - discontinued operations	-	(71,473)
Decrease in bank acceptance notes payable	(191,014)	(440,780)
Advance from related party	351,430	-
Proceeds from sale of common stock, net	860,000	753,400

Net cash provided by financing activities	1,137,963	609,007

Effect of exchange rate changes on cash and cash equivalents	143,287	(430,689)

Net increase (decrease) in cash and cash equivalents	3,293,199	(6,877,130)

Cash and cash equivalents - beginning of period	1,481,498	18,790,370

Cash and cash equivalents - end of period	$4,774,697	$11,913,240

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid in continuing operations for:
Interest	$107,991	$165,515
Income taxes	$12,808	$164,182

Cash paid in discontinued operations for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$1,083,967	$76,340
Stock issued for accrued liabilities	$28,400	$54,000
Increase in prepaid expenses and other from sale of equipment	$1,306,677	$-

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